Exhibit 99.1

             Digirad Reports Third Quarter and Nine Months Results;
              Management Updates Progress On Strategic Growth Plan


    POWAY, Calif.--(BUSINESS WIRE)--Nov. 1, 2005--Digirad Corporation (NASDAQ:DRAD), a leader in providing imaging services and solid-state medical imaging products to physician offices, hospitals and imaging centers, today announced financial results for the third quarter and first nine months of 2005, and provided an update on the company's progress in the implementation of its strategic growth plan as well as financial guidance for the fourth quarter of 2005.
    "We made solid progress during the third quarter and the fourth quarter-to-date toward our goal of building a highly capable and experienced management team with key senior and mid-level additions in our DIS business and in sales, marketing, and operations. Our product business posted improved operating results for the third quarter versus the second quarter," said Chief Executive Officer Gary Burbach. "While we anticipate that it will take time for us to achieve our strategic goals and deliver the sustained revenue and earnings growth that will build value for our shareholders, we believe that we are on the right track and have the financial, technical and management resources we need to do the job."

    Third Quarter Results

    For the three months ended September 30, 2005, consolidated revenue increased to $17.4 million from $17.2 million for the third quarter of 2004, and rose 12% from consolidated revenue of $15.5 million reported for the second quarter of 2005.
    DIS revenue increased 14% to $12.6 million from $11.0 million for the third quarter of 2004, reflecting a 14% increase in DIS service days to 3,471 from 3,048 for the same period last year, but was down sequentially compared to revenue of $13.2 million for the second quarter of 2005. This was primarily attributable to normal seasonality and a slower pace of entering into new service contracts, partly due to management vacancies in the sales organization. Product segment revenue, which includes sales of gamma cameras, upgrades, accessories and maintenance revenue, declined to $4.7 million from $6.2 million a year earlier, but increased compared to product segment revenue of $2.2 million for the second quarter of 2005.
    Consolidated gross margin for the three months ended September 30, 2005 was 19.6% compared to 33.4% for the same period of 2004. DIS gross margin was 27.1% for this year's third quarter compared to 30.1% for the same period last year. The decline in DIS gross margin versus the prior year period primarily reflected adjustments in pharmaceutical expenses and increased labor costs. Product segment gross margin was 0.5% for the third quarter of 2005 compared to 40.8% last year, the result of fewer camera sales and excess manufacturing capacity costs of $0.7 million.
    The net loss for the third quarter of 2005 was $2.8 million, or $0.15 per share. This compares to net income for the third quarter of 2004 of $386,000, or $0.02 per diluted share.
    Cash and equivalents and securities available-for-sale at September 30, 2005 amounted to $48.2 million. Inventories declined to $6.5 million at September 30, 2005 from $7.0 million at December 31, 2004 and $8.9 million at June 30, 2005.

    Nine Months Results

    For the nine months ended June 30, 2005, total revenue increased to $50.8 million from $50.4 million for the first nine months of 2004. DIS revenue increased 17% to $38.2 million from $32.7 million last year. Product revenue declined to $12.6 million from $17.7 million. Overall gross margin was 23.6% versus 32.3% for last year's first nine months.
    The net loss for the first nine months of 2005 was $6.8 million, or $0.37 per share. This compares to net income of $62,000, or $0.01 per share, for the first nine months of 2004, when calculated on a pro forma basis to account for the conversion of all preferred stock into common stock in Digirad's initial public offering.

    Business Review

    "We achieved our primary operational objectives for the third quarter, including improved results in our product segment and a reduction in inventories compared to the second quarter, while minimizing cash used in operations and maintaining our strong cash position. Longer term, we know that improved execution in sales, DIS operations, and product development are essential to achieving our growth goals," Burbach said.
    "During the third quarter and the fourth quarter-to-date, we completed the re-building of our core sales management team with the hiring of three regional sales directors, all recruited from senior sales management positions with major competitors in the medical imaging industry. Our sales leadership positions are now occupied by seasoned executives with years of directly relevant industry experience, and supported by VP of Marketing Randy Weatherhead, who also joined us in the third quarter after previously serving as VP of Sales and Marketing at Siemens Nuclear Medicine. We believe that our team is capable of delivering improved performance as they move up the learning curve over the next few quarters and further improve our sales approaches and processes.
    "During the third quarter we also were pleased to announce the appointment of Mark L. Casner as President of our DIS leasing services subsidiary. During the past ten years Mark has served in a variety of increasingly senior management positions at companies that provide medical imaging services, experience that makes him particularly well-equipped to assist in improving operational efficiencies, customer service and employee retention in our DIS business," Burbach said. "Since 2003, Casner was President and Chief Operating Officer of DMS Imaging, Maple Grove, Minnesota, which offers mobile diagnostic services to more than 450 healthcare facilities nationwide."
    Burbach added that clinical testing with the first mobile Cardius-3M system in DIS was recently initiated, and two units are currently in pilot evaluation. He said that the launch of this system into regular operation in DIS is anticipated in the first quarter of 2006. "Among other benefits, we expect greater customer satisfaction and cost reductions from our mobile Cardius-3M system," he said.
    "We also moved forward with our program of software development and other technical enhancements to our multi-head imaging products, improvements we expect to introduce to the market beginning in mid-2006. We believe that these efforts ultimately will allow us to gain a larger market position for our dual head Cardius-2 imager and our recently launched Cardius-3 camera.
    "Overall, we believe that the nuclear cardiology camera and physician-based imaging markets remain excellent opportunities for Digirad. The mobility, small size and light weight of our products, combined with our solid position in providing mobile leasing services to cardiology offices, give us a strong platform on which to build. We believe the hard work we are doing today will put us in a better position to take advantage of Digirad's opportunities in the future," Burbach said.
    Digirad management currently expects revenue for the fourth quarter of 2005 to be between $16.2 million and $17.0 million, and the fourth quarter loss to be between $2.4 million and $3.0 million. DIS fourth quarter revenue is anticipated to be between $11.4 million and $11.9 million.
    During the fourth quarter, Digirad will perform an assessment of its DIS camera fleet, and anticipates formalizing a plan which might include upgrading or replacing some DIS cameras. This is an element of the Company's strategy to allow the DIS lease service offering to benefit from the most current features and reliability enhancements. This assessment may result in a change in the depreciable life or impairment of some of the current DIS cameras, and could create a non-cash charge in the fourth quarter of 2005 that would be in addition to the anticipated loss range provided above.

    Conference Call

    Digirad has scheduled a conference call at 4:45 p.m. EDT today. A simultaneous webcast of the call may be accessed at the Investor Relations page of www.digirad.com. A replay will be available for one year at this same Internet address. A telephone replay will be available for 48 hours after the call by dialing (800) 642-1687, reservation #1838718.

    About Digirad

    Digirad Corporation develops, manufactures and markets solid-state, digital gamma cameras to hospitals, imaging centers and physician offices. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that produce a high-quality image for use in the detection of many medical conditions, including cardiovascular disease. Digirad's cameras are unique as their lightweight and compact design allows them to fit easily into small office spaces. Digirad's wholly owned subsidiaries Digirad Imaging Solutions and Digirad Imaging Systems offer a comprehensive and mobile imaging leasing and services program for physicians who wish to perform in-office nuclear cardiology procedures but do not have the patient volume, capital or resources to justify purchasing a gamma camera. For more information, please visit www.digirad.com. Digirad(R), Digirad Imaging Solutions(R) and Cardius(R) are registered trademarks of Digirad Corporation.

    Forward-Looking Statements

    Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. Examples of such statements include the statements above regarding our anticipated financial results, including our expected revenues and losses in the fourth quarter of 2005; the anticipated positive results of the hiring of our new President of DIS, recent sales and marketing hires and other improvements in our sales management and direct selling organization; the expected positive impact of recent inventory reductions; the anticipated successful completion of trials of our Cardius-3 mobile camera; our anticipated review of the DIS camera fleet and any resulting charges; and our long term performance and plans for increasing market penetration in the multi-head nuclear camera market. The inclusion of these and other forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business, including, without limitation: the degree to which the departure of employees and related disruptions in our sales activities may affect Digirad's products, customers, work force, suppliers and overall business prospects and operations; the degree to which Digirad's imaging systems and services will be accepted by physicians and hospitals some of whom may experience reliability issues or technical problems; the ability of Digirad to effectively market, sell and distribute its imaging systems, including our Cardius-2 camera and recently launched Cardius-3 camera, and services given its limited capabilities in these areas; the degree to which recent changes in customer profiles may reduce the number of days service initiated per new contract or otherwise impact Digirad's business; Digirad's ability to retain and attract key executives, qualified managers, engineers and imaging technologists; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems, including the Cardius-3; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release including the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.



                         Digirad Corporation
                Consolidated Statements of Operations
               (In thousands, except per share amounts)

                                 Three Months Ended  Nine Months Ended
                                    September 30,      September 30,
                                    2005     2004      2005     2004

Revenue:
  DIS                             $12,604  $11,023   $38,166  $32,725
  Product                           4,748    6,201    12,618   17,657
Total revenue                      17,352   17,224    50,784   50,382

Cost of revenue:
  DIS                               9,185    7,702    27,031   22,476
  Product                           4,726    3,674    11,647   11,297
  Stock-based compensation             32       96       129      342
Total cost of revenue              13,943   11,472    38,807   34,115

Gross profit                        3,409    5,752    11,977   16,267

Operating expenses:
  Research and development            899      872     2,712    2,197
  Sales and marketing               1,817    1,852     5,519    5,492
  General and administrative        3,694    2,521    11,069    7,164
  Amortization and impairment of
   intangible assets                  139       16       173       48
  Stock-based compensation             71      172       282      610
Total operating expenses            6,620    5,433    19,755   15,511

Income (loss) from operations      (3,211)     319    (7,778)     756

Other income (expense):
  Interest Income (expense)           374       61       978     (509)
  Other income (expense)               10        6       (49)     (24)
Total other income (expense)          384       67       929     (533)

Net income (loss)                  (2,827)     386    (6,849)     223

Accretion of deferred issuance
 costs on preferred stock              --       --        --     (161)

Net income (loss) applicable to
 common stockholders              $(2,827)    $386   $(6,849)     $62

Net income (loss) per share (1)
  Historical - basic and diluted   $(0.15)   $0.02    $(0.37)   $0.01
  Pro-forma - basic                $(0.15)   $0.02    $(0.37)   $0.02
  Pro-forma - diluted              $(0.15)   $0.02    $(0.37)   $0.01

Shares used in per share
 calculations:
Historical weighted average
 shares outstanding
  Basic                            18,690   18,011    18,390    7,388
  Diluted                          18,690   19,392    18,390   16,125

Pro-forma weighted average shares
 outstanding
  Basic                            18,690   18,011    18,390   14,745
  Diluted                          18,690   19,392    18,390   16,125


(1) As a result of the conversion of our preferred stock into 12.4 million shares of our common stock upon the completion of our initial public offering in June 2004 of 5,500,000 shares of our common stock, there is a lack of comparability in the basic and diluted net loss per share amounts for the periods presented above.


                         Digirad Corporation
                     Consolidated Balance Sheets
               (in thousands, except par value amounts)

                                           September 30,  December 31,
                                               2005          2004
Assets

  Cash and cash equivalents                   $10,926       $11,348
  Securities available-for-sale                37,308        44,215
  Accounts receivable, net                      8,878        10,017
  Inventories, net                              6,462         6,980
  Other current assets                          1,746         1,620

Total current assets                           65,320        74,180

Property and equipment, net                    10,992        11,182
Intangibles, net                                  379           542
Restricted cash                                   120           120

Total assets                                  $76,811       $86,024


Liabilities and stockholder's equity

  Accounts payable                             $2,694        $4,313
  Accrued compensation                          2,195         2,410
  Accrued warranty                                865         1,219
  Other accrued liabilities                     3,758         2,651
  Deferred revenue                              3,033         2,344
  Current portion of long-term debt               890         2,228

Total current liabilities                      13,435        15,165

Long-term debt, net of current portion            480         1,754
Other long-term liabilities                       354           371

Stockholder's equity:
  Preferred stock, $0.0001 par value:
   10,000 shares authorized at
   September 30, 2005 and December 31,
   2004; no shares issued or
   outstanding at September 30, 2005
   and December 31, 2004                            --            --
  Common stock, $0.0001 par value:
   150,000 shares authorized at
   September 30, 2005 and December 31,
   2004; 18,697 and 18,075 shares
   issued and outstanding at
   September 30, 2005 and December 31,
   2004, respectively                               2             2
  Additional paid-in capital                  150,056       149,845
  Accumulated other comprehensive loss           (193)          (97)
  Deferred compensation                          (378)         (920)
  Accumulated deficit                         (86,945)      (80,096)
  Total stockholder's equity                   62,542        68,734

Total liabilities and stockholder's equity    $76,811       $86,024




    CONTACT: Digirad Corporation
             Todd Clyde, 858-726-1600
             ir@digirad.com
             or
             Investor Contact:
             Neil Berkman Associates
             310-277-5162
             info@BerkmanAssociates.com